UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2006

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23804	94-3196943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

5956 W. Las Positas Blvd., Pleasanton, CA 94588
(Address of principal executive offices)

(Registrant’s telephone number, including area code):  (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On June 26, 2006, Simpson Manufacturing Co., Inc. (the “Company”) entered into an agreement with First Industrial Development Services, Inc. to purchase a building in Gallatin, Tennessee, for approximately $5.5 million. The building is approximately 194,000 square feet and will be used primarily for manufacturing and assembly of the Company’s Quik Drive product line, replacing the facility that the Company currently leases in Gallatin. The Company is currently performing its due diligence and if that is satisfactorily completed and other customary conditions are satisfied, the transaction is expected to close in August 2006.

Item 9.01          Financial Statements and Exhibits

(d)      Exhibits:

Exhibit Number	Description
10.1	Agreement of Purchase and Sale, dated June 26, 2006, by and between First Industrial Development Services, Inc. and Simpson Manufacturing Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	June 28, 2006	By	/s/Michael J. Herbert
Michael J. Herbert
Chief Financial Officer